SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 25, 2010

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On May 25, 2010 Evolving Systems, Inc. announced that its Board of Directors approved a second quarter dividend of $.05 per share payable July 15, 2010 to stockholders of record June 10, 2010. On an annualized basis, the quarterly cash dividend would equal a payout of $.20 per share of common stock.

Any determination to declare a future quarterly dividend, as well as the amount of any cash dividend which may be declared, will be based on the Company’s financial position, earnings, earnings outlook, capital expenditure plans and other relevant factors at that time.

A copy of the press release issued by Evolving Systems is attached as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2010.

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

Exhibit Number	Description

99.1	Press Release issued by Evolving Systems, Inc. (“Evolving Systems”). The full text of Evolving Systems’ press release is furnished herewith as Exhibit 99.1.